EXHIBIT 23.2



March 13, 2003


To the Board of Directors
Western Feed Mills, Inc.
Cedar Vale, Kansas

We consent to the inclusion, in Form SB-2, of our audit report of the financial statements of Western Feed Mills, Inc. as of and for the periods ended December 31, 2002 and December 31, 2001 and the Independent
Accountants' Report of the Statements of Forecasted Income for its proposed dairy operation prepared by Western Feed Mills, Inc.


Sincerely,

/s/

Varney & Associates, CPAs, LLC


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